Exhibit 99.3

1Q 2009 Earnings Investor Presentation May 7, 2009

Forward Looking Statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, strategies, goals, and projections and including statements about our 2009 outlook and projections, draws on our unfunded commitments, repayment of the "A" Participation Interest, growing our commercial lending business, expanding CapitalSource Bank's operations, our position to make investments and originate and acquire assets, risk adjusted returns, economic and market conditions affecting our business and our customers, margins, profits and losses, our customer base and products, credit standards and performance, our portfolio credit trends, charge offs, reserves and delinquencies, loan yields and structures, our assets, loan growth, cash levels, income and interest and operating expense, our liquidity and financing plan, and our intentions regarding our credit facilities, all which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this presentation that are not clearly historical in nature are forward-looking, and the words "anticipate," "assume," "intend," "believe," "expect," "estimate," "plan," "position," "project," "will," "should," "seek," "continue," "outlook," "look forward," and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding preliminary and future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: changes in economic or market conditions or investment or lending opportunities; continued or worsening recession in the overall economy and disruptions in credit and other markets; movements in interest rates and lending spreads; continued or worsening charge offs, reserves and delinquencies; our ability to successfully and cost effectively operate CapitalSource Bank; competitive and other market pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; changes in tax laws or regulations affecting our business, and other factors described in CapitalSource's 2008 Annual Report on Form 10-K and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this presentation are based on information available at the time of the presentation. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward- looking statements, whether as a result of new information, future events or otherwise except as required by applicable law..

2009 YTD Accomplishments

- ☑ **Met liquidity needs and continue to maintain sufficient cash levels**
  - Including redemption of $180 million of convertible debt
- ☑ **Charge-offs down by 1/3 compared to 4Q'08**
- ☑ **Reserve level maintained at 4.3% of commercial lending assets**
- ☑ **Revoked REIT status and sold the compliance portfolio Agency RMBS**
- ☑ **Initiated a process of renewing credit facilities and extending durations to better match scheduled loan maturities**
- ☑ **~$200 million new loans funded in CapitalSource Bank during 1Q'09**
  - New loans had average spread of 780bps over LIBOR including coupon interest and fees
- ☑ **Net investment income of $150 million in 1Q'09, despite significant decline in one-month LIBOR, was 3% higher than 4Q'08**
- ☑ **Break-even quarter for CapitalSource Bank, despite $25 million addition to reserves**

1Q'09 Earnings - Investor Presentation | May 7, 2009 | p. 3

CapitalSource

Increases not surprising through of concern More asset secured and real estate loans moved into the impaired loan, non-accrual and delinquent and loan categories. Loans on non-accrual increased to 5.88% of commercial lending assets from 4.03% Loans 90+ days delinquent increased to 2.79% from 1.30% of commercial lending assets Impaired loans increased to 8.24% of commercial lending assets from 6.35% 1Q'09 Credit Overview Charge-offs declined to $124 million from $184 million in 4Q'08. Provision for loan loss declined to $155 million from $445 million in 4Q'08 Total allowance for loan loss at $445 million or 4.26% of commercial lending assets Loans 30-89 days delinquent decreased 154 basis points to 1.21% Proactively managing the credit book continues to be a top priority Significant increases in non-accruals, delinquencies and impaired loans

Profile of 1Q'09 Charge-offs $124 million charged-off in 1Q'09, a decline of more than 32% from 4Q'08 41 loans charged-off (portfolio has 1,055 loans to 669 borrowers) Five largest loans accounted for 34% of the total amount charged-off Approximately 40% of loans written off in 1Q'09 were made during 2003-2005 Cash flow loans 21 cash flow loans totaling $58.5 million or ~47% of total charged-offs Two largest loans charged-off totaled $17.5 million Rediscount $32.4 million or ~26% of total charge-offs All were related to mortgage lenders impacted by the deterioration of residential real estate Commercial real estate $29 million or 23% of charge-offs REO $16 million of charge-offs Healthcare $1.6 million of charge-offs 1 loan

Commercial Real Estate Portfolio - 1Q'09 Overview Geographic Concentration Losses Mitigated by Loan Structures Impaired Loans and Specific Reserves Charge-Offs ~ $1.8 billion commercial real estate portfolio Commercial Real Estate Portfolio 25% of CRE loans by dollar amount, 91% are performing Loans based on loan to cost, not loan to value providing greater alignment with clients Manhattan is the only geographic concentration Less cap rate dependency should lead to greater recoveries $287 million of loans in the commercial real estate portfolio on non-accrual Specific reserves of $29 million on top of 5.8% policy reserves in legacy portfolio $29 million or 23% of 1Q charge- offs came from commercial real estate ~ XX% or $1.X billion originated prior to opening of CapitalSource Bank

Securitization Detail Data is as of the April Remittance Report (1) Collateral Size represents the eligible balance of loans in accordance with the underlying securitization documents. GAAP balances will vary from these amounts due to differing charge-off definitions (2) Issued Debt Balance includes the remaining balance outstanding of all originally issued debt without adjustments for charge-offs (2) Issued Debt Balance includes the remaining balance outstanding of all originally issued debt without adjustments for charge-offs (2) Issued Debt Balance includes the remaining balance outstanding of all originally issued debt without adjustments for charge-offs (2) Issued Debt Balance includes the remaining balance outstanding of all originally issued debt without adjustments for charge-offs (2) Issued Debt Balance includes the remaining balance outstanding of all originally issued debt without adjustments for charge-offs

Credit Facilities CS Funding VII renewed in April 3-year term $50 million of incremental borrowing capacity for unfunded commitments Currently in discussions with lenders to renew CS Funding III, QRS Funding I and CS Europe Seeking similar terms as recently renewed CS Funding VII CS Funding III has been extended for 30 days through May 29th, 2009 Data as of 3/31/09

Outlook Update

Metric	Projection Provided on 4Q'08 Earnings Call [1]	1Q'09 Actual	Outlook Unchanged	Comments
Commercial Assets[2]	Average $11.4 billion during the year	$11.4 billion	✓	▪ Modest increase expected during the year due to the assets at CapitalSource Bank growing faster than the reduction of the "A" Participation Interest ▪ Excluding the "A" Participation Interest commercial assets expected to average $10.6 billion for the year. At the end of 1Q'09 they were $10.6 billion
Loan Growth	Increase of $1.4 billion during the year	$200 million new loans	✓	▪ 1Q'09 was less than the run-rate needed to make the $1.4 billion target for the year, but still comfortable with the original projection. Pipeline is strong and approximately $262 million of loan commitments were originated, but not funded in the quarter
Interest, fee and operating lease income	$925 - $975 million / yr	$281 million	✓	▪ Revised outlook to $1.0 - $1.1 billion to include interest income from Owner Trusts in new Other Commercial Finance segment
Interest Expense	$375 - $400 million / yr	$131 million	✓	▪ Revised outlook to $475 - $500 million to include interest expense for Owner Trusts in new Other Commercial Finance segment
Operating expense, excluding depreciation and amortization	$60 million / qtr	$67 million	✓	▪ $63 million, excluding one time charge ▪ 40% of the operating expense during the quarter was for the operation of CapitalSource Bank
Charge-offs	$300 - $400 million	$124 million	✓	▪ Expect 1Q'09 will be the highest qtr in 2009 and should see a modest decline in charge-offs throughout the year
Provision for Loan Loss	$175 - $250 million	$155 million	×	▪ Higher than anticipated, but consistent with cautious view on future credit performance so rebuilt reserves in 1Q to level somewhat higher than charge-offs

(1) 4Q'08 earnings call held on 2/27/09

(2) Total commercial assets include: loans, loans held for sale, the "A" Participation Interest, direct real estate investments and related accrued interest

1Q'09 Earnings - Investor Presentation | May 7, 2009 | p. 9

CapitalSource

Capital Position - Parent Company and CapitalSource Bank Capital levels remain strong CapitalSource Bank - $916 million Parent Company - over $1.9 billion Unfunded commitments declined approximately $550 million to $3.0 billion $695 million of the commitments are obligations of CapitalSource Bank Added approximately $50 million capacity to finance certain unfunded commitments as part of the renewal of CS funding VII 2006-A has remaining capacity of $83 million in its liquidity tranche for unfunded commitments No measurable difference in draws on unfunded commitments in recent quarters and do not anticipate any change in coming quarters CapitalSource Bank Total risk-based capital ratio of 17.2% at quarter end Tangible common equity to tangible assets of 13.1% at quarter end CapitalSource Inc Tangible Common Equity to Tangible Assets of 16.9% at quarter end

The "A" Participation Interest - Update Balance at 3/31/09 was $1.1 billion Represents 27% of the outstanding loan pool of $4.1 billion Payments received during the quarter totaled $330 million One additional payment of $92 million was received in April Expect to be repaid in full in 2010

Four Components of the Business

- **CapitalSource Bank segment**
  - No delinquencies at March 31, 2009
  - $4.7 Billion of deposits
  - ~ 60,000 retail customers
  - Book equity of $916 million
- **Healthcare Net Lease segment**
  - 184 skilled nursing facilities – owned and leased to operators
  - Book value of $500 million+
- **Match funded commercial loans (Other Commercial Finance segment)**
  - $4.4 billion commercial loans in match funded, non-recourse term securitizations with $3.4 billion of debt - $1.0 billion residual interest owned by CapitalSource
- **Everything else (Other Commercial Finance segment)**
  - $2.2 billion of loans funded by credit facilities
  - $107 million of equity investments
  - REO portfolio of ~$94 million, net
  - Residual interest of $69 million in the Owner Trusts portfolio

1Q'09 Earnings - Investor Presentation | May 7, 2009 | p. 12 CapitalSource

Segments Segments

Portfolio Credit Trends 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 % of Commercial Lending Assets 30 -89 Day Loan Delinquencies 0.44% 0.22% 0.85% 1.12% 0.74% 0.39% 2.75% 1.21% 90+ Day Loan Delinquencies 0.88% 0.71% 0.59% 0.59% 1.17% 1.72% 1.30% 2.79% Loans on Nonaccrual Status 1.97% 1.76% 1.73% 1.79% 2.20% 2.39% 4.03% 5.88% Total Impaired Loans 3.91% 3.46% 3.23% 4.06% 5.40% 6.35% 6.35% 8.24% Total Allowance % of Commercial Lending Assets 1.43% 1.16% 1.41% 1.40% 1.50% 1.48% 3.89% 4.26% Trailing 12mo Charge-offs 0.75% 0.76% 0.64% 0.57% 0.66% 1.22% 2.89% 3.95% ($ millions) Average Quarterly Loan Balance $8,708 $9,557 $9,659 $9,848 $9,715 $9,387 $9,655 $9,525 Ending Commercial Lending Assets $8,942 $9,629 $9,868 $9,759 $9,428 $11,059 $10,895 $10,453 Quarterly Loan Charge-offs $14 $28 $6 $6 $24 $86 $184 $124 Ending Allowance $128 $112 $139 $137 $141 $164 $424 $445 Provision for Loan Loss $17 $12 $34 $6 $32 $110 $445 $155